UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2014

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8929 (Commission File Number)	94-1369354 (IRS Employer Identification No.)

551 Fifth Avenue, Suite 300 New York, New York (Address of principal executive offices)	10176 (Zip Code)

Registrant's telephone number, including area code: (212) 297-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2014, ABM Industries Incorporated (the “Company”) entered into an executive employment agreement substantially in the form of the Executive Employment Agreement filed as Exhibit 10.1 to this current report (the “Executive Employment Agreement”) with each of James S. Lusk, Executive Vice President and Chief Financial Officer, James P. McClure, Executive Vice President, and Sarah H. McConnell, Executive Vice President and General Counsel. On October 21, 2014, the Company entered into an employment agreement substantially in the form of the Executive Employment Agreement with Tracy K. Price, Executive Vice President. The Executive Employment Agreement replaces the employment agreements with Messrs. Lusk and McClure and Ms. McConnell that were entered into in October 2012 (and were scheduled to expire in October 2014) and the employment agreement with Mr. Price that was entered into in December 2010 (and was scheduled to expire in December 2014). The current employment agreement between the Company and Henrik Slipsager, President and Chief Executive Officer, does not expire until October 31, 2015.

The initial term of the Executive Employment Agreement will expire on October 31, 2016, and the term will automatically renew for consecutive one-year terms unless either party provides notice not to renew.

The Executive Employment Agreement provides that if the Company terminates an executive’s employment without “Cause” (as defined in the Executive Employment Agreement), he or she will receive severance in an amount equal to eighteen (18) months base pay plus an amount equal to the executive’s target bonus amount, pro-rated on the basis of the fraction of the fiscal year that had been completed prior to the date of termination, based on the Company’s actual performance for the entire fiscal year. In addition, the Company will pay the executive an amount equal to the Company’s portion of medical insurance for the length of the severance period, not to exceed 18 months. The Executive Employment Agreement provides that if any amount or benefit to be paid to an executive would create an obligation for an executive to pay an excise tax under Section 280G of the Internal Revenue Code (an “Excess Parachute Payment”), such payment will be reduced so that no portion of the payment constitutes an Excess Parachute Payment, unless such reduction would result in an executive receiving an amount that is less than 90% of the amount of the severance payment, after taking into account all applicable taxes on such payment, including any excise taxes. There is no tax gross-up provision.

The terms of the Executive Employment Agreement provide that upon the termination of an executive’s employment for any reason, the executive will refrain from competing with, or soliciting the employees or customers of the Company for one year following the termination of employment, as set forth in the Executive Employment Agreement.

A copy of the form of the Executive Employment Agreement is filed herewith as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Form of Executive Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: October 22, 2014	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Executive Vice President and General Counsel

EXHIBIT INDEX

10.1	Form of Executive Employment Agreement.